U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTERPRIVATE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-3080757
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-235849
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	The New York Stock Exchange

Common stock, par value $0.0001 per share	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for shares of common stock at an exercise price of $11.50 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and redeemable warrants of InterPrivate Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on January 8, 2020, as amended from time to time (File No. 333-235849) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.1	Certificate of Incorporation (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 8, 2020).
3.2	Amended and Restated Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 24, 2020).
3.3	Bylaws (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 8, 2020).
4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 24, 2020).
4.2	Specimen Common Stock Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 24, 2020).
4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 24, 2020).
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 24, 2020).
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 24, 2020).
10.3	Form of Registration Rights Agreement (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 24, 2020).
10.6	Form of Stock Escrow Agreement (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235849) filed on January 24, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERPRIVATE ACQUISITION CORP.

Date: January 29, 2020	By:	/s/ Ahmed M. Fattouh
Ahmed M. Fattouh
Chairman and Chief Executive Officer

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